UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2012

Bravo Brio Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34920	341566328
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Goodale Boulevard, Suite 100, Columbus, Ohio		43212
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 614-326-7944

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 1, 2012, Bravo Brio Restaurant Group, Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Meeting”) in Columbus, Ohio, at which the following proposals were submitted to a vote of the Company’s shareholders:

•	the election of four Class II directors to the Company’s Board of Directors.

•	the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2012.

For more information about the foregoing proposals, see the Company’s proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on March 12, 2012, the relevant portions of which are incorporated herein by reference. Holders of the Company’s common shares were entitled to one vote per share on all matters voted on by shareholders at the Meeting.

The total number of the Company’s common shares, no par value per share, voted in person or by proxy at the Meeting was 18,924,673, representing approximately 97% of the total shares outstanding and entitled to vote at the Meeting. The number of votes cast for or against, as well as abstentions and broker non-votes, if applicable, with respect to each proposal is set out below.

1.	The proposal to elect the nominees listed below as Class II directors of the Company.

	For	Against	Abstain	Broker Non-Votes
Alton F. Doody III	16,244,459	1,115,046	485,709	1,079,459
David B. Pittaway	17,279,265	79,940	486,009	1,079,459
Harold O. Rosser II	16,070,141	1,265,512	509,561	1,079,459
Fortunato N. Valenti	17,255,655	102,940	486,619	1,079,459

2. The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2012.
	For	Against	Abstain	Broker Non-Votes
Ratification of Deloitte & Touche LLP	18,169,355	752,907	2,411	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bravo Brio Restaurant Group, Inc.

May 2, 2012	By:	James J. O’Connor
Name: James J. O’Connor
Title: Chief Financial Officer, Treasurer and Secretary